Exhibit 99.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Erie Indemnity Company (the “Company”) on Form 10-Q for the period ended March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Jeffrey A. Ludrof, Chief Executive Officer of the Company and Philip A. Garcia, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Jeffrey A. Ludrof Jeffrey A. Ludrof President and CEO

/s/ Philip A. Garcia Philip A. Garcia Executive Vice President and CFO

April 24, 2003

A signed original of this written statement required by Section 906 has been provided to Erie Indemnity Company and will be retained by Erie Indemnity Company and furnished to the Securities and Exchange Commission or its staff upon request.

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